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

                                                                                       C000000

                                                                                       NUMBER-NUMERO            SHARES-ACTIONS

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

                                Canadian National Railway Company
                                Compagnie des chemins de fer nationaux du Canada       [CUSIP 136375 10 2]

                                Incorporated (Continued) under the Canada Business Corporation Act
                                Constituee (Prolongee) en vertu de la Loi canadienne sur les societes par actions

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This confirms that
Les presentes attestant que

is the registered holder of
est le detenteir immatricule de

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
                                  Countersigned and Registered                   Halifax
                                  Contersigne et enregistre                      Montreal
                                  Montreal Trust Company of Canada               Toronto
                                  Compagnie Montreal Trust du Canada             Winnipeg
                                  Transfer Agent and Registrar                   Calgary
                                  Agent des transferts et                        Edmonton
                                  Agent charge de la tenue des registres         Vancouver
                                  or - ou
                                  The Bank of Nova Scotia
                                  Trust Company of New York                      New York
                                  Co-Transfer Agent and Co-Registrar
                                  Co-agent des transferts et
                                  co-agent charge de la tenue des registres

                                  By:
                                  Par :
                                       ----------------------------------------------------------------------------
                                                        Authorized Officer - Representant autorise

                                  The shares represented by this certificate are transferable at the principal offices of Montreal
                                  Trust Company of Canada in the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary,
                                  Edmonton or Vancouver or at the principal office of The Bank of Nova Scotia Trust Company of
                                  New York in the city of New York.

                                  Les actions representees par ce certificat sont transferables aux bureaux principaux de Compagnie
                                  Montreal Trust du Canada dans les villes de Halifax, Montreal, Toronto, Winnipeg, Calgary,
                                  Edmonton ou Vancouver ou au bureau principal de The Bank of Nova Scotia Trust Company of
                                  New York dans la ville de New York.

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

fully paid and non-assessable                                           actions ordinaires entierement liberees et non
Common Shares of                                                        susceptibles d'appels subsequents de
Canadian National Railway Company                                       Compagnie des chemins de fer nationaux du Canada

Registration of the transfer of the shares represented by this          L'inscription du transfert des actions representees par ce
certificate may be made only in a securities register of the            certificat ne peut etre faite que dans un registre de
Corporation upon presentation of this certificate properly endorsed,    valeurs mobilieres de la Societe sur remise du present
subject to compliance with the requirements of the laws governing       certificat dument endosse, sous reserve des exigences des
the Corporation.                                                        lois regissant la Societe.

  This certificate is not valid until countersigned by the Transfer       Ce certificat n'est pas valide a moins d'etre contresigne
Agent and registered by the Registrar of the Corporation.               par l'Agent des transferts et inscrit au registre pour
                                                                        l'Agent charge de la tenue des registres de la Societe.
  IN WITNESS WHEREOF the Corporation has caused this                      EN FOI DE QUOI la Societe a fait signer ce certificat par
certificate to be signed by its duly authorized officers.               ses dirigeants dument autorises.

  Date:


President and Chief Executive Officer                                   Chairman of the Board
President-directeur general                                             President du conseil d'administration

The issue and transfer of voting shares of the Corporation are          L'emission et le transfert d'actions comportant deoit de
constrained. See reverse side.                                          vote de la Societe font l'objet de restrictions. Voir verso.

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